                                                                   Exhibit 3-213
--------------------------------------------------------------------------------

Microfilm Number ____________            Filed with the Department of State on SEP 15 1993

Entry Number 2546270                     /s/ [graphic of signature]
                                         ---------------------------------------
                                         Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION FOR PROFIT
                                       OF
                           MI ACQUISITION CORPORATION
                           --------------------------
                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW


Indicate type of domestic corporation:


|x| Business-stock (15 Pa. C.S. ss. 1306)               |_| Management (15 Pa. C.S. ss. 2702)

|_| Business-nonstock (15 Pa. C.S. ss. 2102)            |_| Professional (15 Pa. C.S. ss. 2903)

|_| Business-statutory close (15 Pa. C.S. ss. 2303)     |_| Insurance (15 Pa. C.S. ss. 3101)

                         |_| Cooperative (15 Pa. C.S. ss. 7102)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

     In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.   The name of the corporation is MI Acquisition Corporation

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  148 West State Street, Suite 100, Kennett Square,
                                               Pennsylvania 19348     (Chester)
          ----------------------------------------------------------------------
          Number and Street        City        State        Zip        County

     (b)  c/o: n/a
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: One thousand (1,000) Common Stock (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                Address
     -----------------   -------------------------------------------------------
     Alice A. Deck       Four Penn Center Plaza, Philadelphia, PA 19103
     -----------------   -------------------------------------------------------

     ---------------------------------------------------------------------------
6.  The specific effective date, if any, is
                                           -------------------------------------
                                             month day year hour, if any

   Shareholders shall not be entitled to cumulative voting.


I TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 15th day of September 1993

                                                  /s/ Alice A. Deck
------------------------------                    ------------------------------
       (Signature)                                        (Signature)
                                                  Alice A. Deck, Incorporator

                                                    Filed in the Department of
                                                    State on Nov 30 1993

                                                  /s/ [graphic of signature]
                                                  ------------------------------
                                                  Secretary of the Commonwealth

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1926 (REV 90)
                                    2546270

   In compliance with the requirements of 15 Pa. C.S. ss.1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.   The name of the business corporation surviving the merger is:

          MI Acquisition Corporation (a Pennsylvania corporation)

2. Upon the filing of these Articles of Merger, the name of the surviving business corporation shall be changed to "Meridian Health, Inc." and the Articles of Incorporation shall hereby be amended through the filing of these Articles of Merger to reflect such name change.

3. The surviving business corporation is a domestic business corporation and the address of its current registered office in this Commonwealth is:

          148 West State Street
          Suite 100
          Kennett Square, PA 19348
          (Chester County)

4. The name and the address of the registered office in the Commonwealth and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger is as follows:

          None

5. The name and address of the registered office of each other foreign business corporation which is a party to the plan of merger is as follows:

          Meridian Inc.
          a Maryland corporation
          515 Fairmount Avenue
          Suite 800
          Towson, MD 21286

6. The manner in which the plan of merger was adopted by each domestic entity is as follows:

     Name of Entity                 Manner of Adoption
     --------------                 ------------------
     Ml   Acqisition Corporation    Unanimous Consent of Board of Directors
                                    and Sole Shareholder pursuant to ss.1924(a), ss.1727(b) and ss.1766(a)

7. The plan of merger is set forth in full on Exhibit A attached hereto and made a part hereof.

   IN WITNESS WHEREOF, each undersigned entity has caused these Articles of Merger to be signed by a duly authorized officer thereof this 30th day of November, 1993

                                             MI ACQUISITION CORPORATION
                                             a Pennsylvania corporation


                                         By: /s/ Lewis J. Hoch
                                             -----------------------------
                                             Lewis J. Hoch, Vice President


                                             MERIDIAN INC.
                                             a Maryland corporation

                                         By: /s/ Edward A. Burchell
                                             -----------------------------
                                             Edward A. Burchell, President

                                  Exhibit "A"

                                 PLAN OF MERGER

                                 BY AND BETWEEN

           MI ACQUISITION CORPORATION, a Pennsylvania corporation and
                     MERIDIAN INC., a Maryland corporation

   Plan of Merger ("Plan"), dated November 30, 1993, by and between MI Acquisition Corporation, a Pennsylvania corporation ("MI") and Meridian Inc., a Maryland corporation ("Meridian").

                                    BACKGROUND
                                    ----------

   The Boards of Directors of MI and Meridian have deemed it desirable and in the best interests of their respective corporations and shareholders that the properties, businesses, assets and liabilities of Meridian and MI be merged into one surviving corporation, which shall be MI, a newly formed Pennsylvania corporation to be qualified as a foreign corporation in Maryland, in accordance with the provisions of this Plan and subject to applicable law. The Boards of Directors of MI and Meridian have also deemed it desirable not to issue shares of MI to the shareholders of Meridian, but rather to issue to the shareholders of Meridian the right to receive cash in lieu of MI shares as authorized in Section 3-103 of the Maryland General Corporation Law ("Md. GCL").

   NOW THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I

   Meridian shall merge into MI pursuant to applicable law on the terms hereinafter stated and MI shall be the surviving corporation. Upon the Effective Time of the merger (as defined in Article VIII hereof and hereafter called the "Effective Time") and thereafter, Meridian shall cease to exist and its properties, businesses, assets and liabilities shall become the properties, businesses, assets and liabilities of MI as surviving corporation, and MI shall exist as a domestic corporation under the laws of the Commonwealth of Pennsylvania, with all rights and obligations of a surviving domestic corporation as are provided by the Pennsylvania Business Corporation Law of 1988, as amended ("Pa. BCL").

                                   ARTICLE II

   At the Effective Time of the Merger, the name of MI shall be changed to "Meridian Health, Inc." and an amendment to the Articles of Incorporation to reflect such name change shall be effected by the filing of the Articles of Incorporation with the Pennsylvania Department of State. The Bylaws of MI in force at the Effective Time shall not be amended by reason of the merger and shall be and remain the Bylaws of MI after the merger, unless and until otherwise amended.

                                  ARTICLE III

   The directors and officers of MI in office at the Effective Time shall not be changed by reason of the merger and shall be and remain the directors and respective officers after the merger until the end of the respective terms for which they are elected, subject to removal, resignation or such other changes as may otherwise occur.

                                   ARTICLE IV

   The manner of and basis for converting the outstanding shares of capital stock of Meridian into the rights to receive cash in lieu of shares of Common Stock of MI and the mode for carrying into effect the merger contemplated hereby shall be that, upon the Effective Time, all of the shares of common stock held by the shareholders of Meridian shall, by operation of law, automatically be converted into the rights to receive cash in lieu of shares of MI, in the following manner:

   At the Effective Time, each share of common stock, par value $ .10 per share, of Meridian issued and outstanding immediately prior to the Effective Time shall, by virtue of the merger and without any action on the part of the holder thereof, be automatically canceled and converted into and become by operation of law, the right, on the part of the holder to receive cash equal to $215.058456334 per share. At the Effective Time, any and all treasury shares of Meridian shall be canceled and nothing issued in exchange therefor. Upon surrender by the holders of Meridian stock of their share certificates to MI, the cash required to be paid with respect to such shares pursuant to this Plan of Merger shall be paid to such shareholders.

                                   ARTICLE V

   Meridian and MI, by agreement in writing authorized by their respective Boards of Directors, may amend the Plan at any time before or after approval hereof by the shareholders of any or both of them, without further approval of such shareholders, provided that the amendment does not adversely affect the rights and privileges of the shareholders of Meridian or MI. This Plan may be terminated at any time prior to the Effective Time by the Boards of Directors of Meridian and MI by mutual written consent without the approval of the shareholders of Meridian or MI.

                                   ARTICLE VI

   The President or any Vice President, and the Secretary or Assistant Secretary of MI, and the President or the Executive Vice President and the Treasurer, or Secretary of Meridian, shall, and are hereby authorized and directed, before and after the Effective Time, to perform all such further acts, and execute any and all agreements, papers and documents arising from, in connection with or relating to, the merger contemplated by this Plan as they shall in their sole discretion deem advisable, and to deliver the same.

                                  ARTICLE VII

   This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                  ARTICLE VIII

   This Plan shall be deemed effective as of (i) the time the Articles of Merger are filed with the Secretary of the Commonwealth of Pennsylvania; or
(ii) the time the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland, whichever is later ("Effective Time").

   IN WITNESS WHEREOF, MI Acquisition Corporation and Meridian Inc., the corporations and parties to the merger, have caused this Plan of Merger to be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries or assistant secretaries, as of the 30th day of November, 1993.

                                          MI ACQUISITION CORPORATION,
                                          a Pennsylvania corporation

                                          By: Lewis J. Hoch
                                              ----------------------------
                                              Vice President

Attest: (Witness:)

/s/ [graphic of signature]
----------------------------
Asst. Secretary


                                          MERIDIAN INC.
                                          a Maryland corporation

                                          By: /s/ Edward A. Burchell
                                              ----------------------------
                                                  President
Attest: (Witness:)

----------------------------


   THE UNDERSIGNED, President or Vice President of MI Acquisition Corporation who executed on behalf of said corporation the foregoing Plan of Merger, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Lewis J. Hoch
                                               ----------------------------
                                               Vice President

   THE UNDERSIGNED, President or Executive Vice President of Meridian Inc. who executed on behalf of said corporation the foregoing Plan of Merger, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              /s/ Edward A. Burchell
                                              ----------------------------
                                              President